AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 2, 2000

================================================================================
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [__] Preliminary Proxy Statement
       [__] Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6 (e) (2))
       [__] Definitive Proxy Statement
       [__] Definitive Additional Materials
       [X ] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
           0-11.

            1) Title of each class of securities to which transaction applies:


                  -------------------------------------------------------------

            2)    Aggregate number of securities to which transaction applies:


                  -------------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                  -------------------------------------------------------------

            4)    Proposed maximum aggregate value of transaction:


                  -------------------------------------------------------------


NY2:\875649\01\54104.0016

            5)    Total fee paid:


                  -------------------------------------------------------------


      [_] Fee paid previously with preliminary materials:


                  -------------------------------------------------------------

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)    Amount previously paid:
           2)    Form, Schedule or Registration Statement No.:
           3)    Filing Party:
           4)    Date Filed:


================================================================================

FOR IMMEDIATE RELEASE                     CONTACT:
Tuesday, May 2, 2000                      Edward G. Novotny & Associates, Inc.
                                          (212) 490-2065/2977

                    INTERNATIONAL SPECIALTY PRODUCTS RELEASES
                    -----------------------------------------
                          LETTER TO DEXTER CORPORATION
                          ----------------------------

      WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has forwarded the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):


May 2, 2000

Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Locks, CT  06096

Dear Grahame:

While I believe your May 2nd letter is filled with mischaracterizations, inaccuracies and irrelevancies, it is not productive for you and I to engage in a debate about "who said or did what to whom." Parenthetically, at Dexter's request, we had agreed to keep discussions to which you refer "confidential" -- an agreement which we have honored and you have now chosen to ignore.

The simple fact of the matter is that we have made, in our view, a fair and full offer for Dexter - which Dexter has seen fit to reject. Notwithstanding Dexter's rhetoric and repeated optimistic prognostications as to its progress with respect to the bidding process, we believe that our offer is still the best offer for Dexter, and if your company has a better one, we can only assume that it would have been disclosed by now.

Your threats to dismember the company with the piecemeal sale of one or more businesses smacks of scorched-earth tactics which, while they may operate to entrench your management, may only destroy shareholder value for Dexter shareholders.

NY2:\908238\01\54104.0016

Finally, whatever our differences, we believe that Dexter has a legal and moral obligation to let its shareholders decide what is in their best interests, and we trust that you will hold to your previously announced commitment to present any transaction to Dexter shareholders for their approval.

Sincerely,

/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


                                     * * * *

      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

      ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

      This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.



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